UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 15, 2018

JRjr33, INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201

(Address of principal executive offices and zip code)

(469) 913-4115

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On February 15, 2018, JRjr33, Inc., a Florida corporation (the “Company”), announced that it will not meet the February 15, 2018 extension granted by the NYSE American LLC (the “NYSE American”) for filing with the Securities and Exchange Commission (the “SEC”) its Forms 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017.

The Company attributes the delay primarily to the balancing of certain non-cash intra-divisional charges. These accounts require additional review which has delayed filing. The Company believes these non-cash bookkeeping imbalances have no material economic impact.

The Company intends to file its Forms 10-Q immediately upon the completion of the review of the quarterly Form 10-Q’s for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: February 15, 2018	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President